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SCHEDULE 14A INFORMATION
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AMERICAN FINANCIAL GROUP, INC.

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 5/15/08.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The following materials are available for view:
Notice and Proxy Statement / Form 10K / Annual Report
To view this material, have the 12-digit Control number available and visit: www.proxyvote.com

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AMERICAN FINANCIAL GROUP, INC.
ONE EAST 4TH STREET
CINCINNATI, OH 45202

AMERICAN FINANCIAL GROUP, INC.

Vote In Person
Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet
To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT the day before the meeting date, or before the cutoff date for plan participants. Have your notice in hand when you access the web site and follow the instructions.

Vote By Telephone
To vote now by telephone, call 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the instructions.

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Meeting Location
The Annual Meeting for holders as of 3/18/08
is to be held on 5/15/08 at 11:30 a.m.

at:	The Cincinnatian Hotel 601 Vine Street Cincinnati, Ohio 45202

Meeting Directions:
From the Cincinnati-Northern Kentucky International Airport & I-75 North (Lexington)
Take 275 East to 75/71 North.
Follow 75 North signs across the bridge over the Ohio River (stay in the second to left lane).
Take the Fifth Street exit just after you cross the bridge into Ohio.
Follow Fifth Street to Vine Street and turn left onto Vine Street.
Take the next left onto Sixth Street; the hotel is located on the corner of Sixth and Vine on the right hand side of Sixth Street.
From I-75 South (from Dayton)
Take the Fifth Street exit,
Follow Fifth Street to Vine Street and turn left onto Vine Street.
Take the next left onto Sixth Street; the hotel is located on the comer of Sixth and Vine on the right hand side of Sixth Street.
From I-71 South (from Columbus)
Take the Third Street exit (Through the tunnel)
Follow Third Street and turn right onto Vine Street.
Take Vine Street north and turn left onto Sixth Street, the hotel is located on the corner of Sixth and Vine on the right hand side of Sixth Street.
FROM I-74 (from Indianapolis)
Follow Cincinnati signs to I-75 South.
Take I-75 South to the Fifth Street exit.
Follow Fifth Street to Vine Street and turn left onto Vine Street.
Take the next left onto Sixth Street; the hotel is located on the corner of Sixth and Vine on the right hand side of Sixth Street.

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Voting items
The Board of Directors recommends a vote FOR
the following Proposals:

1.	Proposal to Elect Directors
	Nominees:
	01)	Carl H. Lindner	06)	James E. Evans
	02)	Carl H. Lindner III	07)	Terry S. Jacobs
	03)	S. Craig Lindner	08)	Gregory G. Joseph
	04)	Kenneth C. Ambrecht	09)	William W. Verity
	05)	Theodore H. Emmerich
2.	Proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s Independent Public Accountants for 2008
The Board of Directors recommends a vote AGAINST the following Proposal:
3.	Shareholder Proposal Regarding Certain Employment Policies
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